UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 15, 2009, First National Bancshares, Inc. (the “Company”), the bank holding company for First National Bank of the South (the “Bank”), a wholly-owned subsidiary of the Company, entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”).  The Agreement is designed to enhance the Company’s ability to act as a source of strength to the Bank.

The Bank’s lending and deposit operations continue to be conducted in the usual and customary manner, and all other products, services and hours of operation remain the same.  All Bank deposits will remain insured by the FDIC to the maximum extent allowed by law.

Pursuant to the Agreement, the Company (and its nonbank subsidiaries, where applicable) agreed to seek the prior written approval of the FRB before undertaking any of the following activities:

•	Declare or pay any dividends,

•	Directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank,

•	Make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities,

•	Directly or indirectly, incur, increase or guarantee any debt, and

•	Directly or indirectly, purchase or redeem any shares of its stock.

Pursuant to its plans to preserve capital and to inject more capital into the Bank, the Company has no plans to undertake any of the foregoing activities.

The Company will submit to the FRB, within 60 days of the Agreement, a written plan designed to maintain sufficient capital at the Company on a consolidated basis and at the Bank as a separate stand-alone entity.  The Agreement does not contain specific target capital ratios to be obtained or specific timelines but requires that the plan address the Company’s current and future capital requirements, the Bank’s current and future capital requirements, the adequacy of the Bank’s capital taking into account its risk profile and the source and timing of additional funds to satisfy the Company’s and the Bank’s future capital requirements.  The Company will adopt the written plan within 10 days of its approval by the FRB.

The Company also agreed to comply with certain notice provisions set forth in the Federal Deposit Insurance Act and Board of Governors’ Regulations in appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position.  The Company will also be required to comply with certain restrictions on indemnification and severance payments pursuant to the Federal Deposit Insurance Act and FDIC regulations. The Company will provide quarterly written progress reports to the FRB.

The provisions of the Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the FRB.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future loan and deposit growth, plans, objectives, expectations, performance, credit quality, loan losses, events and the like, as well as any other statements, including those regarding potential effects of the acquisition of Carolina National Corporation, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, including, but not limited to: the bank's compliance with the terms of the formal enforcement action with the OCC, continued impact of the Company's receipt of a going concern opinion from its auditors, changes in worldwide and U.S. economic conditions, the effects of changes in interest rates, volatile credit and financial markets, a further downturn in the economy or real estate markets, branch construction delays, greater than expected non-interest expenses or excessive loan losses, deterioration in real estate values, greater than anticipated losses on nonperforming assets, including but not limited to impairment of other real estate owned, and uncertainties associated with the merger. These risks are exacerbated by the recent developments in national and international financial markets, and we are unable to predict what effect these uncertain market conditions will have on our company. During 2008 and thus far in 2009, the capital and credit markets have experienced extended volatility and disruption. There can be no assurance that these unprecedented recent developments will not materially and adversely affect our business, financial condition and results of operations. For a more detailed description of certain factors, many of which are beyond First National's control, that could cause or contribute to our actual results differing materially from future results expressed or implied by our forward-looking statements, please see First National's Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and its other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Forward-looking statements are based on management's estimates and assumptions with respect to future events and financial performance and are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of forward-looking information should not be construed as a representation that the future events, plans, or expectations contemplated by our company will be achieved. First National does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: June 19, 2009	By:	/s/ Kitty B. Payne
	Name:	Kitty B. Payne
	Title:	Chief Financial Officer